UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Item 1.01. Entry into a Material Definitive Agreement.
     On May 27, 2009, Echo Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Ferndale Pharma Group, Inc. (“Ferndale”) pursuant to which the Company granted Ferndale a license in North America and the United Kingdom (the “Territory”) to develop, assemble, use, market, sell and export the Company’s Prelude™ SkinPrep System (“Prelude”) for skin preparation prior to the application of a topical analgesic or anesthetic cream for local dermal anesthesia or analgesia prior to a needle insertion or IV procedure. Unless otherwise defined, all capitalized terms below are defined in the Agreement.
     The Company received a licensing fee of $750,000 upon execution of the Agreement. In addition, the Company will receive a payment of $750,000 within ninety (90) days after receipt of the United States Food and Drug Administration’s 510(k) medical device clearance of Prelude. Ferndale will pay the Company an escalating royalty on net sales of Product Components. The Company will also receive milestone payments based on Ferndale’s achievement of certain net sales targets of the Product Components, as well as guaranteed minimum annual royalties, totaling an additional $12.6 million.
     Pursuant to the terms of the Agreement, Ferndale is responsible for all product development fees and costs, and for all regulatory filings, for the final development of Prelude in the Territory. Ferndale has the ability to sublicense its rights under the Agreement, subject to certain conditions.
     For a period of twelve (12) months following Ferndale’s receipt of notification that the FDA has granted a 510(k) clearance to Prelude, Ferndale has a right of first refusal to obtain an exclusive license to develop, assemble, use, market, sell, import and export a combination of lidocaine and Azone TS™, the Company’s proprietary transdermal drug reformulation technology.
     The term of the Agreement shall extend until the later of (i) the tenth anniversary of the first Commercial Sale within the scope of the Field in the Territory or (ii) expiration of the last to expire of the Patents in the Territory. Upon the expiration of the Agreement, Ferndale shall have a paid-up license and shall continue to have all rights under the Agreement, but shall have no obligation to pay the Company any further royalties on sales of Product Components. Upon any material breach or default under the Agreement, the non-breaching party may terminate the Agreement upon thirty (30) days’ written notice to the breaching party, provided that the breaching party does not cure such breach or default during the notice period.
     The description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: May 29, 2009
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	License Agreement between the Company and Ferndale dated May 27, 2009